THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY

INFINIUM LABS, INC.

15% SECURED DEBENTURE

Sarasota, Florida

$1,400,000 March 29, 2004

This Debenture supercedes that prior debenture issued by Infinium Labs, Inc. on February 12, 2004 in the principal amount of One Million Dollars ($1,000,000).

FOR VALUE RECEIVED, the undersigned, INFINIUM LABS, INC., a Delaware corporation (the "Company"), having a principal place of business located at 2033 Main Street, Suite 309, Sarasota, Florida 34237, hereby promises to pay to James Beshara ("Holder"), having an office for doing business at 35 Watergate, Sarasota, Florida, 34236 the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) with interest thereon, in lawful money of the United States, on the terms set forth in Section 1 of this Debenture (the "Debenture"). As additional consideration, the Holder shall also receive 20,000 shares of common stock par value $.001. made payable in the name of Sharon Beshara. The shares shall be restricted and bear the following restrictive legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY OTHER APPLICABLE LAW (THE "LAW") AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT OR LAW OR PURSUANT TO AN EXEMPTION THEREFROM AND UNTIL THE CORPORATION SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION TO THAT EFFECT."

Holder shall be entitled to the grant of registration rights following the expiration of a period of one year from the execution of this agreement pursuant to the foregoing act so long as all pre-requisites have otherwise been met.

1. Payments of Interest and Principal.

(a) The outstanding principal balance of this Debenture shall be due and payable on the earlier of (i) sixty (60) days from the date the Company's registration statement filed on Form SB-2 is declared effective by the Securities and Exchange Commission or (ii) the Company receives an equity investment of not less than Fifteen Million Dollars ($15,000,000); or twelve (12) months from the date of this Debenture (the "Maturity Date").

(b) From the date hereof through the Maturity Date, interest on the unpaid principal balance hereof outstanding from time to time shall bear interest at the rate of fifteen percent (15%) per annum. The Interest shall be payable on the first business day of each month commencing on April 1, 2004 and continuing each month thereafter until the obligations described herein have been fully satisfied. As of the date of this instrument, accrued interest on the February 12, 2004 debenture has accrued in the amount of Fifteen Thousand Six Hundred Dollars ($15,600). Said amount shall be included herein and be due and payable in full on April 1, 2004, along with interest accrued hereunder. The company shall have the right to prepay the debt owed along with interest pursuant to this instrument in whole or in part at any time prior to the maturity date with the exception of a minimum of four months interest which holder shall be entitled to receive hereunder.

(c) If the Company should fail to pay any installment of principal or interest, or other amounts payable pursuant to this Debenture, within ten (10) days when due, including when due as a result of acceleration or if Holder should for any reason be required to pay over any amount collected on this Debenture to another creditor of the Company, the Company shall pay additional interest on all such defaulted amounts at the lesser of the then applicable interest rate plus two percent (2%) per annum or the maximum rate permitted by law from the date of default to the date of payment. Amounts payable under this Section shall be payable on demand.

(d) All amounts payable hereunder shall be made by the Company by wire transfer or by any other method approved in advance by Holder at the place designated by Holder in writing to the Company in immediately available and freely transferable funds at such place of payment.

2. Security Interest. The Company grants to Holder a present security interest in all of the Company's assets to secure the Company's debts, liabilities and obligations under this Debenture. The Company shall execute and deliver to the Holder a Security Agreement in a commercially reasonable form requested by the Holder and such financing statement and other papers as may be necessary or appropriate to establish and maintain a valid security interest in the Company's assets. The Company shall pay all costs of any filings of financing statement or other papers. In addition, Timothy Roberts, CEO of the Company, agrees to pledge an amount of his shares of common stock of the Company equal to the principal amount of this Debenture divided by $5.00 as further security for the obligations of the Company described herein, (and all substations for them) and all distributions related to the proceeds of the collateral.

3. Section 3 has been intentionally deleted.

4. Covenants. The Company covenants and agrees that so long as the Debenture is outstanding and until all principal and accrued interest and other amounts due hereunder have been paid in full, unless otherwise consented to by the Holder in writing:

(a) The Company shall not take any action to dissolve and shall not sell any significant asset or assets (whether in one or more transactions) for less than fair and valuable consideration;

(b) The Company shall not be a party to a merger or consolidation in which the Company is not the surviving entity, other than mergers or similar transactions accomplished solely to change the Company's form or jurisdiction of organization.

(c) The Company shall not divest, sell, assign, convey or dispose of any assets of the Company outside the ordinary course of business other than for fair and valuable consideration.

(d) Within sixty (60) days after the end of each fiscal quarter, the Company shall furnish to the Holder audited quarterly financial statements for the Company and its subsidiaries consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows, prepared in accordance with generally accepted accounting principles in the United States, consistently applied.

5. Default and Remedies.

(a) The following events shall constitute events of default (any of which is referred to as an "Event of Default") under this Debenture:

(i) The Company fails to make any payment of interest, principal or any other amounts, when due under this Debenture for thirty (30) days after the payment is due to the Holder;

(ii) The Company fails to perform any term, covenant or agreement contained in this Debenture or the Security Agreement and such failure is not cured within thirty (30) days after receipt by the Company of notice of such failure;

(iii) The Company fails to make any payment of any principal or interest on any other indebtedness, not in dispute, equal to or exceeding $30,000 (including, but not limited to, Senior Indebtedness) which results in the acceleration of the maturity of such indebtedness;

(iv) The Company shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or there is commenced against the Company any such proceeding which remains undismissed for a period of ninety (90) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of ninety (90) days; or the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing; or

(v) One or more judgments shall be entered against the Company involving a liability of One Hundred Thousand Dollars ($100,000) or more in the aggregate for all such judgments for the Company collectively and any such judgments shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

(b) Upon the occurrence of any Event of Default, and at any time thereafter, the Holder may take any of the following actions without prejudice to the rights of the Holder to enforce its claims against the Company except as otherwise specifically provided for herein:

(i) declare the unpaid principal and any accrued and unpaid interest in respect of this Debenture to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

(ii) reduce any claim to judgment;

(iii) without notice of default or demand, pursue and enforce any of the Holder's rights and remedies under this Debenture, or otherwise provided under or pursuant to any applicable law or agreement, including without limitation all rights and remedies available to Holder as a secured party under the Security Agreement and under the Uniform Commercial Code as enacted in the State of Delaware.

(c) If any amount, whether principal, interest or other payment, on this Debenture is not paid when due, the Company shall pay all fees and costs of collection, including, but not limited to, reasonable attorneys fees incurred by the Holder, whether or not suit is filed hereon. The rights and remedies of the Holder as provided in this Debenture shall be cumulative and may be pursued singly, successively, or together.

6. <u>Maximum Interest</u>. All agreements between the Company and the Holder are expressly limited so that in no contingency or event shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of the Company and the Holder to conform strictly to state and federal usury laws applicable to this loan and to limit the interest paid on this Debenture to the amount herein stated or the highest rate of interest according to law, whichever is the lesser. Therefore, in this Debenture or in any of the documents relating hereto, the aggregate of all interest or any other charges constituting interest under the applicable law contracted for, chargeable, or receivable under this Debenture or otherwise in connection with this Debenture shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for or shall be adjudicated to be so provided for in this Debenture or in any of the documents securing payment hereof or otherwise relating hereto, then in such event:

(a) The provisions of this Section 6 shall govern and control;

(b) Neither the Company, its successors or assigns nor any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law;

(c) Any excess of said interest shall be deemed a mistake and is hereby canceled automatically and if theretofore paid, shall at the option of the

Holder be refunded to the Company or, to the extent permitted by law, credited to the principal amount of said Debenture as a prepayment; and

(d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under said law as is now or may hereinafter be construed by courts of appropriate jurisdiction and to the extent permitted by law, the determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from the Company in connection with said loan.

7. Waiver. The Company hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Debenture, excepting any notice requirements specifically set forth herein.

8. Governing Law. This Debenture and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws contained therein.

9. Notices. All notices which either party may be required or desire to give to any other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address first above written. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified. A party may change its address or addresses set forth above by giving the other parties notice of the change in accordance with the provisions of this section.

10. Headings. The headings of the sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

11. Assignment. This Debenture and the rights and obligations herein may not be assigned by the Company without the prior written consent of the Holder.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its corporate name by its duly authorized officer, and to be dated the day and year first above written.

INFINIUM LABS, INC.

By: ______________________

Name: Timothy Roberts

Its: CEO

____
Timothy Roberts, individually, with respect to Section 2 of this Debenture

Accepted and agreed:

March 29 2004

By: ______________________

Name: JAMES M BESHARA

Its: OWNER

Dated: March 29 2004